UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2021

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Tuesday Morning Corporation announced preliminary results for its fiscal second quarter ended December 31, 2020.

Comparable store sales for the second quarter ended December 31, 2020, decreased approximately 20%.  Sales were impacted by lower store inventory levels, which averaged approximately 48% below last year over the quarter and decreased store traffic resulting from the continuing negative impact of COVID-19.  As of December 31, 2020, store inventory levels on a comparable store basis, were approximately 37% below last year.   The Company experienced elevated supply chain costs during the quarter, primarily driven by higher freight costs and other industry conditions.  The Company expects inventory levels to increase throughout the Spring and expects supply chain costs to remain elevated due to higher freight costs and other supply chain conditions.

The Company expects to file its second quarter fiscal 2021 Form 10-Q with the SEC on February 5, 2021.

In the near term, the Company will not be providing any forecasts or guidance, and any prior forecasts or guidance should not be relied upon.

As a result of our emergence from bankruptcy, the Company's “old” common shares no longer are trading in the over-the-counter market.  The last reported trade as of January 4, 2021 was $1.91 per share.  At least one market maker has filed a Form 211 with FINRA, which Form must be approved in order for trading to commence in the Company’s “new” common shares.  We cannot predict when this approval will be issued, but once the Form 211 has been approved, we expect trading to commence promptly.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2021, Kelly Munsch, the Company’s Chief Accounting Officer, resigned, effective January 15, 2021. Stacie Shirley, the Company’s Executive Vice President and Chief Financial Officer, will act as interim Chief Accounting Officer as the Company conducts a search for a permanent replacement.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws that are based on management’s current expectations, estimates and projections. These forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following: the challenges that we might face as a result of our emergence from bankruptcy; the Company’s ability to complete its proposed rights offering; the effects and length of the novel coronavirus pandemic; changes in economic and political conditions which may adversely affect consumer spending; our ability to identify and respond to changes in consumer trends and preferences; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to obtain merchandise on varying payment terms; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations of, or increased costs in the operation of our distribution center facility; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; increases in fuel prices and changes in transportation industry regulations or conditions; increases in the cost or a disruption in the flow of our imported products; changes in federal tax policy including tariffs; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage risk to our corporate reputation from our customers, employees and other third parties; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage the risk associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters or other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage unexpected costs related to our insurance programs; increased costs or exposure to fraud or theft resulting from payment card industry related risks and regulations; our ability to maintain an effective system of internal controls over financial reporting; impacts from the delisting of our common stock from the Nasdaq Stock Market; and the other factors listed in the Company’s filings with the Securities and Exchange Commission.

Except as may be required by law, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: January 8, 2021	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President Human Resources, General Counsel and Corporate Secretary

4